SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On September 21, 2005, Infone LLC, a subsidiary of Metro One Telecommunications, Inc. (collectively with Infone LLC, the “Company”), entered into a Product Enhancement and Promotional Agreement (the “Agreement”) with Capital One Bank and Capital One Services, Inc. (“Capital One”).  Under the Agreement, the Company and Capital One will offer to selected Capital One credit cardholders the opportunity to activate the Company’s Infone® personal assistant and telephone services.  Such services may be marketed through various channels pursuant to a marketing plan, with both the Company and Capital One undertaking certain obligations with respect to the promotion and marketing of Infone services.  Initial activity under the Agreement is expected to address a limited number of Capital One credit cardholders.  The Company will share a portion of the call revenues generated from the Capital One credit cardholders.  The term of the Agreement is for one year, although it may be extended through one or more mutually agreed “program orders.”  Either party may terminate the Agreement upon thirty days written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer